Exhibit 10.1

EXECUTION VERSION

AGREEMENT TO TERMINATE INTERCOMPANY LOAN

This AGREEMENT TO TERMINATE INTERCOMPANY LOAN (this “Agreement”) is entered into as of March 21, 2012, by and among American International Group, Inc., a Delaware corporation (“AIG”), AIA Aurora LLC, a Delaware limited liability company (the “AIA SPV”), AM Holdings LLC (formerly known as ALICO Holdings LLC), a Delaware limited liability company (the “ALICO SPV”), and the United States Department of the Treasury (the “UST”).

WHEREAS, AIG, the ALICO SPV, the AIA SPV and the UST are parties to the Master Transaction Agreement, dated as of December 8, 2010 (as amended, the “Master Transaction Agreement”), among AIG, the ALICO SPV, the AIA SPV, the Federal Reserve Bank of New York, the UST and the AIG Credit Facility Trust;

WHEREAS, on January 14, 2011, the AIA SPV and AIG entered into the AIA Aurora LLC Intercompany Loan Agreement (the “AIA SPV Intercompany Loan Agreement”), pursuant to which the AIA SPV advanced a loan to AIG (the “AIA SPV Intercompany Loan”), of which the approximate amount of $10,367,177,408 is outstanding as of the date hereof;

WHEREAS, contemporaneously with the execution of the AIA SPV Intercompany Loan Agreement, AIG, the AIA SPV, the ALICO SPV and the Guarantors party thereto entered into the Guarantee, Pledge and Proceeds Application Agreement, dated as of January 14, 2011 (as amended, the “GPPA”), which provides, among other things, for security for AIG’s obligations under the AIA SPV Intercompany Loan Agreement and pursuant to which the ALICO SPV has guaranteed the repayment of the AIA SPV Intercompany Loan; and

WHEREAS, the AIA SPV and AIG wish to terminate the AIA SPV Intercompany Loan Agreement and cancel the remaining principal amount of the AIA SPV Intercompany Loan, upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. As used in this Agreement:

“AIA SPV Preferred Payment” shall have the meaning assigned to the term “Preferred Payment” in the AIA SPV LLC Agreement.

“Release Conditions” shall have the meaning assigned in the GPPA.

“Secured Guarantee” shall have the meaning assigned in the GPPA.

“Transaction Liens” shall have the meaning assigned in the GPPA.

Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Master Transaction Agreement.

2. Termination of AIA SPV Intercompany Loan. The AIA SPV and AIG agree that, immediately following the receipt by the AIA SPV of a partial repayment of the AIA SPV Intercompany Loan in an amount at least equal to the amount needed, together with any cash currently held by the AIA SPV, to fully pay the AIA SPV Preferred Payment (the “Partial Loan Repayment”) and prior to the distribution described in Section 3 below, the AIA SPV Intercompany Loan Agreement shall terminate in all respects, the AIA SPV Intercompany Loan shall no longer be outstanding, and AIG and the AIA SPV shall have no further rights, obligations or liabilities under or in connection with the AIA SPV Intercompany Loan Agreement. The UST hereby consents to the foregoing.

3. AIA SPV Preferred Payment. The parties hereto acknowledge that the Partial Loan Repayment will constitute a “Qualifying Event” with respect to the AIA SPV under the AIA SPV LLC Agreement. Immediately after the termination of the AIA SPV Intercompany Loan Agreement pursuant to Section 2 above, the AIA SPV shall distribute to the UST the Partial Loan Repayment in accordance with Section 5.03 of the AIA SPV LLC Agreement, and the requisite amount of cash currently held by the AIA SPV in accordance with Section 5.02 of the AIA SPV LLC Agreement, to fully pay the AIA SPV Preferred Payment.

4. Release of Collateral. The parties hereto acknowledge that upon the distribution of the AIA SPV Preferred Payment pursuant to Section 3 above, all Secured Obligations shall have been paid in full and the Release Conditions shall have been satisfied and, effective as of receipt by the UST of such distribution, the Secured Guarantees shall be released and all Transaction Liens granted pursuant to Section 3 of the GPPA shall terminate.

Sections 1.02 (Other Definitional and Interpretative Provisions), 12.01 (Notices), 12.03 (Amendments and Waivers), 12.07 (Governing Law; Submission to Jurisdiction; Service of Process), 12.08 (WAIVER OF JURY TRIAL) and 12.09 (Counterparts; Effectiveness) of the Master Transaction Agreement are incorporated herein by reference as if fully set forth herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective duly authorized officers.

AMERICAN INTERNATIONAL GROUP, INC.

By:	/s/ Brian T. Schreiber
	Name:	Brian T. Schreiber
	Title:	Executive Vice President and Treasurer

UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/ Timothy G. Massad
	Name:	Timothy G. Massad
	Title:	Assistant Secretary for Financial Stability

AIA AURORA LLC

By:	/s/ Brian T. Schreiber
	Name:	Brian T. Schreiber
	Title:	Manager

AM HOLDINGS LLC

By:	/s/ Brian T. Schreiber
	Name:	Brian T. Schreiber
	Title:	Manager

[Signature Page to Agreement to Terminate Intercompany Loan]